EXHIBIT 99.1

Seafarer Exploration Corp. Announces Material Definitive Agreement

Jun. 9, 2010 (Business Wire) -- Seafarer Exploration Corp. (OTCBB: SFRX) announced today a signed Agreement between Seafarer Exploration, Corp. (“Seafarer”) and Tulco Resources, Ltd (“Tulco”). The Agreement grants Seafarer the exclusive rights to explore, locate, identify, and salvage a possible shipwreck within the territorial limits of the State of Florida. The Agreement is for a term of three (3) years, which may be renewed for an additional three (3) years upon expiration of the initial term. The Agreement includes terms of any divisions with the State of Florida, Department of State, Division of Historical Resources (FLDHR) and Tulco and Seafarer including conservation cost. Seafarer and Tulco are still being reviewed by the FLDHR and cannot conduct artifact recovery operations at the Juno Beach Wreck site unless approved. An 8-K has been filed to reflect more detail concerning this release.

Disclaimer:

The press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking terminology such as “may”, “expects”, “believes”, “anticipates”, “intends”, “projects” or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.